Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Adams Golf Announces Results for Third Quarter 2008
PLANO, TEXAS, November 12, 2008 — Adams Golf, Inc. (NasdaqCM:ADGF) today reported net sales of $17.7 million for the third quarter ended September 30, 2008 compared to $18.9 million for the comparable period of 2007, a decrease of 6%. The Company reported net loss of $1.2 million, or $0.18 per diluted share for the third quarter ended September 30, 2008 compared to net loss of $0.3 million, or $0.05 per diluted share for the comparable period of 2007. In the third quarter of 2007, we benefited from the receipt of a $0.5 million one-time breakup fee received in connection with a potential purchase of a competitive golf brand.
The Company reported net sales of $79.0 million for the nine month period ended September 30, 2008 compared to net sales of $77.1 million for the comparable period of 2007, a gain of 2%. The Company reported net income of $1.2 million, or $0.16 per diluted share, for the nine month period ended September 30, 2008 compared to net income of $5.9 million, or $0.77 per diluted share, for the comparable period of 2007.
“Given current economic conditions, I am pleased with the company’s overall performance during Q3 and for 2008 year-to-date,” said Mr. Chip Brewer, CEO and President of Adams Golf.
“Our revenue results compare favorably to overall industry performance. According to the National Golf Foundation golf club sales were down 11.8% in Q3 and approximately 9.5% year-to-date. Furthermore, our revenues from on going products, i.e. products not launched in the reporting quarter, were up nearly 8% year-over-year. Lastly, we believe that we remain in a strong financial position with a balance sheet and cash position consistent with where we expect to be on a seasonal basis.”
Mr. Brewer continued, “Our strategy is to create long-term shareholder value by re-investing in and growing our business. In a down-market cycle, we believe that our results can best be measured by market share gains and that our company continues to gain market share in its primary categories as well as increase its brand strength. The September Golf Datatech market share reports show our U.S. wood share at 6.7% vs. 5.5% last year, an increase of 22% and our U.S. iron share at 9.0% vs. 8.5% last year, an increase of 6%. Furthermore, our Idea a3/a3os model remains the # 1 selling model of irons in the U.S. and independent consumer research shows that we have increased our position as the leader in hybrids. According to the Darrell Survey, we also continue to lead the hybrid count on the PGA, Nationwide and Champions tours. I believe these improvements are tangible and specific evidence that our long term growth and brand development strategy is working and believe these trends, if sustained, are an excellent argument for long term value creation.
“In the long run, I believe this period will strengthen our company, thereby providing the foundation for outstanding performance when market conditions do once again turn in our favor,” Mr. Brewer concluded.
Adams Golf will host a conference call at 4:30 p.m. Eastern time on Thursday, November 13th, 2008, with Chip Brewer, CEO and President, and Eric Logan, Chief Financial Officer, to review Adams’ 2008 third quarter financial results. For telephone access to the conference call dial (888) 241-0558 or (647) 427-3417 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 72850879.

This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, statements which may imply past performance as an indicator of future trends, and statements using terminology such as “may,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “continued,” “continue” or “believe.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: risks relating to product development; business conditions in the golf industry; market demand and acceptance of products; the impact of changing economic conditions; risks that past performance may not be an accurate indicator of future trends; risks that products may not meet with approval and conform to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of the ability to protect intellectual property rights; the success of our marketing strategy; our dependence on a limited number of customers and suppliers; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under “Risk Factors” in our Securities and Exchange Commission filings. These filings can be obtained by visiting the corporate governance section of our website at www.adamsgolf.com or by contacting Adams Golf Investor Relations at InvestorInfo@adamsgolf.com.
Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.
For more information, please contact:
Patty Walsh
Director, Investor Relations
Adams Golf
(972) 673-9595
pattywalsh@adamsgolf.com

ADAMS GOLF, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,819	$11,265
Trade receivables, net of allowance for doubtful accounts of $973 (unaudited) and $512 in 2008 and 2007, respectively	17,208	18,009
Inventories, net	26,428	28,745
Prepaid expenses	694	743
Other current assets	1,374	1,432

Total current assets	54,523	60,194

Property and equipment, net	1,166	1,046
Deferred tax asset — non current	8,877	8,877
Other assets, net	538	1,069

	$65,106	$71,186

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,689	$9,205
Accrued expenses	5,486	8,682
Other current liabilities	24	—

Total current liabilities	11,199	17,887

Other liabilities	21	—

Total liabilities	11,220	17,887

Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	—	—
Common stock, $.001 par value; authorized 12,500,000 shares; 6,885,575 and 6,547,847 shares issued and 6,490,932 and 6,221,724 shares outstanding at September 30, 2008 (unaudited) and December 31, 2007, respectively	7	7
Additional paid-in capital	92,531	91,737
Accumulated other comprehensive income	1,608	2,555
Accumulated deficit	(35,558)	(36,746)
Treasury stock, 394,643 common shares at September 30, 2008 and 326,123 at December 31, 2007, at cost	(4,702)	(4,254)

Total stockholders’ equity	53,886	53,299

	$65,106	$71,186

ADAMS GOLF, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net sales	$17,700	$18,929	$78,961	$77,140
Cost of goods sold	10,937	11,189	46,351	43,904

Gross profit	6,763	7,740	32,610	33,236

Operating expenses:
Research and development expenses	889	884	2,768	2,513
Selling and marketing expenses	4,938	5,429	21,718	18,845
General and administrative expenses	2,096	2,276	6,846	6,384

Total operating expenses	7,923	8,589	31,332	27,742

Operating income	(1,160)	(849)	1,278	5,494

Other income (expense):
Interest income (expense), net	6	102	(14)	146
Other income (expense), net	(9)	454	(60)	418

Income before income taxes	(1,163)	(293)	1,204	6,058
Income tax expense	—	34	16	114

Net income	$(1,163)	$(327)	$1,188	$5,944

Net income per common share — basic	$(0.18)	$(0.05)	$0.19	$0.98

— diluted	$(0.18)	$(0.05)	$0.16	$0.77